Interlock Services, Inc. Announces Completion of First Round of Private Placement Financing

PACIFIC PALISADES, January 25, 2000 (BUSINESS WIRE) - Interlock Services, Inc. (the Company) (OTCBB: ILKS), a publicly traded company, is pleased to announce that the Company has received $300,000 in financing arranged by Rubicon Capital Corporation. The private placement was completed at a share price of $9.00 per share.

For more information, please (604) 602-2378.

Except for historical matter contained herein, the matters discussed in this press release are forward-looking statements and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect assumptions and involve risks and uncertainties, which may affect the Company's business and prospects and cause actual results to differ materially from these forward-looking statements.